SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOND TRUST PRODUCTS LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2215554
(State of Incorporation or Organization)	(IRS Employer Identification no.)

Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, DE	19808-6192
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-111885

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Bond Trust Products Trust A Pass-Through Trust Certificates	The American Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of the Registrant's Securities to be Registered.

Reference is hereby made to "Risk Factors" and "Description of Trust Certificates" on pages 7 through 17, and pages 29 through 45, respectively, of the Prospectus dated November 5, 2004, for a description of the Trust Certificates (Registration No. 333-111885), as supplemented by the information under the heading "Supplemental Description of the Trust Certificates, the Underlying Debt Securities and the Trust" on pages S-7 through S-13 of the Registrant's related Prospectus Supplement, dated May 31, 2005, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.  Exhibits.

The following documents are filed as exhibits hereto:

1.	Limited Liability Company Agreement of Bond Trust Products LLC is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

2.	Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

3.	Prospectus filed as part of the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

4.
Prospectus Supplement, dated May 31, 2005, relating to Bond Trust Products Trust A Pass-Through Trust Certificates filed on May 31, 2005 under Rule 424(b) under the Securities Act of 1933, as amended and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BOND TRUST PRODUCTS LLC
(Registrant)

Date: May 31, 2005

/s/ Steven J. Hartman___
Name: Steven J. Hartman
Title: Managing Member

INDEX TO EXHIBITS

Exhibit No.

1.	Limited Liability Company Agreement of Bond Trust Products LLC is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

2.	Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

3.	Prospectus filed as part of the Registration Statement on Form S-3 (File No. 333-111885) and is incorporated by reference herein.

4.
Prospectus Supplement, dated May 31, 2005, relating to Bond Trust Products Trust A Pass-Through Trust Certificates filed on May 31, 2005 under Rule 424(b) under the Securities Act of 1933, as amended and incorporated by reference herein.